Exhibit (18)(b)

                       STATE STREET RESEARCH GROWTH TRUST


                           Certificate of Resolution


        I, the undersigned Amy L. Simmons, hereby certify that I am Assistant Secretary of State Street Research Growth Trust (the "Trust"), a Massachusetts business trust duly authorized and validly existing under Massachusetts law, and that the following is a true, correct and complete statement of a vote duly adopted by the Trustees of said Trust on May 5, 1995:

        "VOTED: That Francis J. McNamara III and Darman
                A. Wing be, and each hereby is, authorized and empowered, for and on behalf of the Trust, its principal financial and accounting officer, and in their name, to execute, and file a Power of Attorney relating to, the Trust's Registration Statements under the
                Investment Company Act of 1940 and/or the
                Securities Act of 1933, and amendments
                thereto, the execution and delivery of such Power of Attorney, Registration Statements and amendments thereto, to constitute conclusive proof of such authorization."

        I further certify that said vote has not been amended or revoked and the same is now in full force and effect.

        IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of February, 1998.



                                               /s/ Amy L. Simmons
                                               -----------------------------
                                               Assistant Secretary